Exhibit 99.1

Intelligent Bio Solutions Completes Usability Study Supporting FDA 510(k) Submission

Study confirms the system can be effectively administered by operators with no specialist background

NEW YORK, August 05, 2026 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced the completion of its Usability Study for the Intelligent Fingerprinting Drug Screening System, supporting its FDA 510(k) submission for U.S. market clearance for detection of the opiate codeine.

The study was conducted in partnership with CenExel Clinical Research, Inc., following FDA guidance and ICH GCP (International Council for Harmonisation Good Clinical Practice) standards. The study was designed to evaluate how effectively operators could be trained to administer the Intelligent Fingerprinting Drug Screening System and how intuitively it could be used in a workplace setting. Fifteen operators participated in the study, with no requirement for specialist laboratory knowledge or prior experience with the system.

“An employer does not want to have to engage external specialist operators to administer a drug test. The simpler and more reliable the process, the stronger our position in the market,” said Peter Passaris, Vice President of Product Development at Intelligent Bio Solutions. “This study was an opportunity to put that to the test in a structured, formal setting, and the outcome reinforces that our system can be picked up and used accurately by operators with no specialist background.”

The Usability Study forms part of the Company’s broader FDA 510(k) submission program, which also includes a Cut-off Study, Method Comparison Study, Interference Study, precision testing, and penetration testing. The Company remains on track to submit its 510(k) package in calendar H2 2026, as it progresses toward planned entry into the multi-billion-dollar U.S. drug screening market.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (Nasdaq: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the U.S. include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit: https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements regarding Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefits from its partnerships and collaborations, secure regulatory clearance or approvals, and timelines to enter the U.S. market, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results may differ materially from those expressed or implied by such statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” and “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those described in Intelligent Bio Solutions’ public filings with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of the date of this release. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.
info@ibs.inc

Investor & Media Contact

Valter Pinto, Managing Director
KCSA Strategic Communications
PH: (212) 896-1254
INBS@kcsa.com